EXHIBIT 99.3

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Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Announces Plan to Sell its Asia-based Die-Cut Business

MILWAUKEE (May 16, 2013)--Brady Corporation (NYSE: BRC) (“Brady”), a world leader in identification solutions, today reported that it plans to sell its Asia-based Die-Cut business. This business, with sales of $179 million during the year ended July 31, 2012, consists of the manufacture and sale of high-performance products such as gaskets, meshes, heat dissipation materials, antennae, dampers, filters, and similar products sold primarily into the electronics industry with a concentration in the mobile-handset and hard-disk drive industries.
Brady's Board of Directors adopted a plan of sale for the Asia-based Die-Cut business in order to focus on its Identification Solutions and Workplace Safety businesses. Brady will continue to operate the business as a going concern and execute its improvement plans while engaged in the divestiture process.
“Our Die-Cut business has shown many signs of improvement and has recently secured several meaningful new orders,” stated Brady's President and Chief Executive Officer, Frank M. Jaehnert. “However, we no longer consider this business core to our strategy and believe that our Die-Cut customers and our employees will be better served by being with a company where Die-Cut is a core product offering.”
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady's products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of January 31, 2013 employed approximately 8,200 people at operations in the Americas, EMEA and Asia-Pacific. Brady's fiscal 2012 sales were approximately $1.32 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady's ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady's substantial intangible assets; Brady's ability to retain significant contracts and customers; risks associated with international operations; Brady's ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady's ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady's Form 10-K for the year ended July 31, 2012. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.